Exhibit I – Code of Ethics

Holbrook Holdings Inc.
Code of Ethics
Effective: September 8, 2022

Introduction

This Code of Ethics outlines the standards of conduct for Holbrook Holdings Inc., a Registered Investments Advisor, to ensure that its employees avoid any potential conflicts of interest that may arise over the course of their employment. Each employee is responsible for reading and understanding this code. The Chief Compliance Officer (CCO) is responsible for administering this Code, and is available to help all employees with any questions they might have about the Code or potential conflicts of interest. Holbrook Holdings expects that our employees will not just strictly follow the letter of the law, but also the ideals that our firm values; openness, honesty and integrity.

For purposes of Holbrook Holdings Code of Ethics, an “Access Person” shall mean:

Any of Holbrook Holdings supervised persons who have access to non-public information regarding any investment advisory client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund or any person who is involved in making securities recommendations to investment advisory clients, or who has access to such recommendations that are nonpublic.

I.	EMPLOYEE FUNDAMENTAL RESPONSIBILITIES

Holbrook Holdings is founded on a culture that promotes the highest levels of transparency, honesty, and ethical standards. This Code is set to ensure that all employees are meeting these standards in their day to day business dealings. The following general fiduciary principles must govern the activities of all Access Persons:

●	As a fiduciary, each employee, officer, and access person has a duty to at all times place the interest of Fund shareholders above their own.

●	All securities transactions by employees shall be conducted consistent with this Code and in such a manner as to avoid any actual or even potential conflict of interest or any abuse of the individual’s position of trust and responsibility.

●	Access Persons will not take inappropriate advantage of their position with Holbrook Holdings, and must at all times comply with Federal Securities Law.

II.	Employee Trading and Brokerage Statements

●	Any person covered by this code (as well as anyone living in their household) will not buy or sell a security without approval unless it is an Exempted security (mutual funds, treasuries and CDs). Any security that is a holding of the fund, or is under the consideration to be a holding in the fund will not be able to be purchased by any employee. An employee wishing to buy or sell a security that is a possible holding of the fund will have to get prior written approval from the CCO, and the trade must be made the same day as the approval. If the trade is not made same day, new written approval must be received before making any purchase or sale.

●	Each employee of Holbrook Holdings will, upon commencement of employment (within 10 business days, the “Initial Report”), and annually thereafter (the “Annual Report”) disclose all personal securities holdings and annually certify that: they have read and understand this Code and recognize they are subject hereto; and they have complied with all the requirements of this Code and disclosed all securities transactions required to be disclosed or reported pursuant to the requirements of this Code. Security holdings information for the Initial Report and the Annual Report must be current as of a date not more than 45 days prior to the date of that Report.

●	Employees will direct their brokerage firm to send copies of all trade confirmations directly to Holbrook Holdings.

●	If there are any changes in an employee’s immediate family members (i.e. as a result of marriage, divorce, legal separation, death, or change in dependence status) that may affect the Personal Brokerage Accounts for which they are reporting, they must promptly notify the CCO.

III.	Activities Outside of Holbrook Holdings

●	You may not engage in full-time or part-time service as an officer, director, partner, manager, consultant or employee of any business organization or non-profit organization or receive compensation or have a reasonable expectation of compensation from any person or entity other than Holbrook Holdings.

●	Without prior written approval, you may not provide financial advice (i.e. through service on a financial investment committee) to a private, educational or charitable organization (other than a trust or foundation that has been established by you or an immediate family member) or enter into any agreement to be employed or to accept compensation in any form.

IV.	Gifts for Access Persons

●	Acceptance of expensive or extravagant is prohibited in order to protect the reputation and integrity of the Company. Gift of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $100 in any twelve-month period), customary business meals, entertainments (i.e. sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted. All gifts received that might violate this Code must be promptly reported to the CCO.

●	Employees may not give any gift that is in excess of $100 (in any twelve-month period) to a Client or potential Client.

●	Employees are strictly prohibited from soliciting gifts of any size under any circumstances.

●	Employees may not take personal advantage of any opportunity that would arise because of their position in the Firm.

V.	Consequences for Violations of this Code

●	If determined appropriate by the Compliance Officer you may be subject to remedial actions (a) if you violate this Code, or (b) to protect the integrity and reputation of Holbrook Holdings even in the absence of a proven violation. Such remedial actions may include, but are not limited to, imposition of a fine, censure, demotion, suspension or dismissal, or any other sanction or remedial action required by law, rule or regulation. As part of any remedial action, you may be required to reverse an investment transaction and forfeit any profit or to absorb any loss from the transaction.

●	The Compliance Officer shall have the authority to determine whether you have violated this Code and, if so, the remedial actions they consider appropriate or required by law, rule or regulation. In making their determination, the Compliance Officer may consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to a Client, your efforts to cooperate with their investigation, and your efforts to correct any conduct that led to a violation.

APPENDIX I

Glossary

The following definitions apply to the capitalized terms used in this Code:

Client – means any person or entity to which Holbrook Holding provides investment advisory services.

Fund – means any registered investment company that is advised by Holbrook Holdings.

Exempt Security – means direct obligations of the U.S. Government or any other national government and futures and options with respect to such obligations; bank certificates, bankers acceptances, commercial paper and other high quality short-term debt instruments, including repurchase agreements; shares of open-end mutual funds (including money market funds and transactions through an Automatic Investment Plan) for which Holbrook Holdings does not act as advisor; or shares of unit investment trusts that are invested exclusively in one or more open-end mutual funds that are not advised by Holbrook Holdings.

Exempt Transaction – means purchases or sales of any Exempt Security or purchases which are made by reinvesting cash dividends pursuant to an Automatic Investment Plan.

Holbrook Holdings – means “Holbrook Holdings Inc.”

Immediate Family Member of an Employee – means: (1) any of the following persons sharing the same household with the Employee: a person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, legal guardian, civil union or domestic partner; (2) any person sharing the same household with the Employee that holds an account in which the Employee is a joint owner or listed as a beneficiary; or (3) any person sharing the same household with the Employee in which the Employee contributes to the maintenance of the household and the financial support of such person.

Personal Brokerage Account – means (1) any account (including any custody account, safekeeping account and any account maintained by an entity that may act as a broker or principal) in which an Employee has any direct or indirect beneficial interest, including Personal Brokerage Accounts and trusts for the benefit of such persons; and (2) any account maintained for a financial dependent. Thus, the term “Personal Brokerage Accounts” also includes among others:

(i)	Trusts for which the Employee acts as trustee, executor or custodian;

(ii)	Accounts of or for the benefit of a person who receives financial support from the Employee; and

(iii)	Accounts of or for the benefit of an Immediate Family Member.

Securities Laws – means the securities laws of any jurisdiction applicable to any Employee employed by Holbrook Holdings, the following laws: Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the U.S. Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the U.S. Securities and Exchange Commission or the U.S. Department of the Treasury.

Certification

Upon Adviser’s adoption of this Code of Ethics and annually thereafter, all associated persons are required to certify in writing his or her understanding and continuing acceptance of, as well as agreement to abide by, the guidelines and policies set forth herein. (Schedules D, E) Additionally, any change or modification to the Code of Ethics will be distributed to all associated persons and they will be required to certify in writing their receipt, understanding, and acceptance of the change(s) (Schedule F).

Adviser will maintain the following records with regard to this Code:

●	Copies of the original Code of Ethics and all revisions to the Code;

●	Certification from all associated persons regarding their acknowledgement and acceptance of the Code and subsequent revisions;

●	When there are greater than 25 employees, a list will be kept of all associated persons subject to the Code;

●	Annual representation by each employee regarding his or her holdings in Reportable Securities;

●	Annual representation by each employee listing his or her covered accounts; and

●	Quarterly reports, submitted by each associated person within 30 days following the end of each calendar quarter, or such other date as the CCO may delegate, reflecting personal securities transactions during the quarter.

Schedule A – Personal Transaction Pre-Clearance Form

HOLBROOK HOLDINGS LLC PERSONAL SECURITY
TRANSACTION APPROVAL FORM

EMPLOYEE NAME:

TYPE OF SECURITY: (check one)

STOCK

BOND
Approval is required for purchase or sale of shares of
ADVISER	Adviser’s mutual funds or any fund that Adviser
FUND	serves as the adviser or sub-adviser to.

OPTION

OTHER

NAME OF SECURITY:

CUSIP OR SYMBOL:

BUY	SELL	NUMBER OF SHARES

BROKERAGE FIRM USED:

ACCOUNT NUMBER:

APPROVED BY:

DATE and TIME APPROVED:

APPROVAL IS REQUIRED FOR ALL INDIVIDIUAL STOCK, BOND, ADVISER MANAGED FUND, OPTION, WARRANT, RIGHT, CONVERTIBLE AND CLOSED-END FUND TRANSACTIONS, AND IS ONLY GOOD FOR THE DATE APPROVED. REFER TO THE CODE OF ETHICS FOR ANY EXCEPTIONS.

Schedule B - Quarterly Personal Trading Report and Compliance Acknowledgement

HOLBROOK HOLDINGS LLC
PERSONAL SECURITIES TRANSACTIONS REPORT

Under the Company’s Code of Ethics and Personal Trading Policies, you are required to arrange for brokerage statements and confirmations (“Brokerage Reports”) to be sent to the CCO for accounts in which you have a direct or indirect interest or control (including accounts of your spouse or minor children) (your “Covered Accounts”). Please answer the following question/provide the following information with respect to your personal trading activity:

Reporting Period:___________________________ to___________                 Due Date:_____________

Name of Individual(s)*: ____________________________________________________________________

*	List all other persons (e.g., spouse or minor children living in your household) whose securities transactions are also reported by reason of your discretion or beneficial ownership in such securities.

Check one:

___I/we had no reportable securities transactions during this quarterly period.

___I/we had reportable securities transactions during this quarterly period that were pre-approved (do not need to list).

___I/we had the following reportable securities transactions during this quarter that were not pre-approved.

				Price	Brokerage
Date	Security	Amount	Action	Per Share	Commission	Firm
[e.g.: 1/31/09	IBM	100 shs	sold	$100	$50	Merrill Lynch]

1. ______________________________________________________________

2. ______________________________________________________________

I/we have [OPENED/CLOSED] the following account(s) this quarter: (Please list Account Open/Close Date, Name of Broker, Dealer or Bank, Account Name and Account Number)

I certify that the information I am providing in this Personal Securities Transactions Report is accurate and includes all transactions from all of my Covered Accounts which I am required to report under applicable personal securities transaction reporting rules, a copy of which I have received and understand. To the best of my knowledge, I have complied with the terms and spirit of those rules.

Signature: ____________________________

Date: ____________________________

(Please return by________)

Reviewed By: ___________Date: _______

Schedule C - Employee Representation of Accounts

Employee Name

Employee home address

Regulations require that you disclose information to your employer regarding your personal investment activity. Please list all brokerage accounts you currently own, exercise control over or in which you have any direct or indirect beneficial interest (for example, spouse’s accounts, children’s accounts, etc. – see Code of Ethics or discuss with CCO for clarification). Please attach a copy of the most recent statement (must be dated within 45 days of your signature below).

Additionally, each associated person shall instruct the broker for these accounts (the “Covered Accounts”) to send duplicate confirmations and brokerage statements for these accounts to the Company, c/o the CCO. Finally, each associated person must notify the CCO of any updates or changes to his or her Covered Accounts within 10 days of such update or change.

Name of Account Custodian	Account number	Registration (Name) on Account

Signature	Date

Schedule D – Certification of Compliance with the Code of Ethics

I certify that during period the 2020 Compliance Manual was in effect, which precedes the date written below, in accordance with the Company’s Code of Ethics:

1.	I have fully disclosed all accounts and securities holdings in which I have, or a member of my immediate family or household has, a beneficial interest (“covered securities” and “covered accounts”).

2.	I have obtained pre-clearance for all transactions as required by the Code of Ethics, including those in IPO’s or private placements in covered accounts.

3.	I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest except for transactions exempt from reporting requirements.

4.	I have complied, and will continue to comply, with the Code of Ethics in all other respects.

5.	I have complied, and will continue to comply with, the policies and procedures established by the Company.

Signature

Print Name

Dated:

Schedule E – Initial Certification of Compliance with the Code of Ethics

I hereby certify that I have reviewed and understand the Company’s Code of Ethics. I agree to abide by all provisions of the Code of Ethics, including, without limitation:

1.	I agree to annually disclose all securities holdings in which I have or a member of my immediate family or household has a beneficial interest.

2.	I will obtain any pre-clearance required under the Code for securities transactions in which I have, or an immediate member of my family has, a beneficial interest except for transactions exempt from pre-clearance or for which I have received an exception in writing from the CCO.

3.	I will report, on a quarterly basis, all securities transactions in which I have, or any member of my immediate family has, a beneficial interest except for transactions exempt from reporting requirements or for which I have received an exception in writing from the CCO.

Signature

Print Name

Dated:

Schedule F – Certification of Compliance with Changes to the Code of Ethics (Other than Annual Amendments)

I hereby certify that I have reviewed and understand the change(s) in the Company’s Code of Ethics. I agree to abide by all provisions of the Code of Ethics, including without limitation new provisions represented by this change(s).

Signature

Print Name

Dated: